PDI, Inc.
EXECUTIVE
 DEFERRED COMPENSATION
PLAN DOCUMENT

PDI, Inc.
EXECUTIVE DEFERRED COMPENSATION PLAN
PLAN DOCUMENT

1.0           PURPOSE

1.1.
The purpose of the PDI, Inc. Executive Deferred Compensation Plan (the "Plan") is to allow executive management and other selected officers and highly compensated employees of the Company to defer receipt of cash compensation and maximize deferrals which might otherwise exceed contribution limits under a “qualified plan” under Section 401(a) of the Code, and to allow members of the Board of Directors to defer their cash retainer and other fees.

1.2.	The Plan has been constructed and will be administered in accordance with all applicable federal and state tax laws, rules and regulations.

2.0	DEFINITIONS

2.1.
Beneficiary.  "Beneficiary" means the person, persons, or entity designated by the Participant to receive any benefits payable under the Plan.  If no designated Beneficiary survives the Participant or if no Beneficiary is designated, the legal representative of the Participant’s estate shall be the Beneficiary.  If a designated Beneficiary survives the Participant but dies before full payment of Plan benefits has been made, the legal representative of such Beneficiary’s estate shall become the Beneficiary.  Any Beneficiary designation made by a Participant shall be made in a written instrument filed, received and accepted by the Plan Administrators.

2.2.	Board of Directors. “Board of Directors” or “Board” shall mean the Board of Directors of PDI, Inc. as constituted from time to time.

2.3.
Change in Control Event.  "Change in Control Event" shall mean the consummation of any one of the following events, within the meaning of and as defined under Section 409A of the Code:  (i) a change in the ownership of PDI, Inc., (ii) a change in effective control of the PDI, Inc., or (iii) a change in the ownership of a substantial portion of the assets of PDI, Inc.

2.3.1.
A “change in the ownership of PDI, Inc.” occurs on the date that any one person, or more than one person acting as a group, acquires ownership of stock of PDI, Inc. that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of PDI, Inc.

2.3.2.
A “change in effective control of PDI, Inc.” occurs only on the date that either:  (i) any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of PDI, Inc. possessing thirty-five percent (35%) or more of the total voting power of the stock of PDI, Inc., or (ii) a majority of members of PDI, Inc.’s Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of PDI, Inc.’s Board of Directors prior to the date of the appointment or election.

2.3.3.
A “change in the ownership of a substantial portion of the assets of PDI, Inc.” occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from PDI, Inc. that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market

PDI, Inc.
EXECUTIVE DEFERRED COMPENSATION PLAN
PLAN DOCUMENT

2.3.4.
value of all of the assets of PDI, Inc. immediately prior to such acquisition or acquisitions.  For this purpose, “gross fair market value” means the value of the assets of the corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

2.4.	Code. All references to the “Code” shall be to the Internal Revenue Code of 1986, as amended, including any regulations as may be adopted from time to time pursuant thereto.

2.5.
Company.  "Company" means PDI, Inc., its successors, any subsidiary or affiliated organizations authorized by the Plan Administrators to participate in the Plan, and any organization into which or with which the Company may merge or consolidate or to which all or substantially all of its assets may be transferred.

2.6.	Compensation Committee. “Compensation Committee” means the Compensation Committee of the Board of Directors of PDI, Inc.

2.7.
Deferral Election.  "Deferral Election" means the agreement filed by a Participant in accordance with the terms of this Plan by which the Participant elects to defer under the Plan cash compensation for services rendered to the Company for a particular service period.

2.8.
Deferred Account.  "Deferred Account" means the account or accounts maintained under the terms of the Plan for each Participant pursuant to Section 6.0.  Separate Deferred Accounts shall be maintained for each Participant.

2.9.
Disabled or Disability.  A Participant shall be considered "Disabled" (and he shall be considered to have a “Disability”) if he or she (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company.

2.10.
Participant. "Participant" means any member of the Board of Directors or any selected officer or member of executive management of the Company or any other highly compensated employee of the Company who is individually designated by the Plan Administrators to participate in the Plan, who has completed 30 days of service as a member of the Board of Directors or an employee of the Company, as the case may be, and who elects to participate in the Plan by completing a Deferral Election.

2.11.
Plan Administrators.  The Plan shall be administered by the “Plan Administrators”, consisting of individuals approved by the Compensation Committee.  The Plan Administrators shall have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions, including interpretations of this Plan, as may arise in connection with the Plan.  The Plan Administrators will have the responsibility to establish investment guidelines with respect to the Trust, and deliver such guidelines to the Plan Trustee. In addition, the Plan Administrators shall have the authority to select, monitor, instruct, and terminate any contractual relationship with a third party trustee, record-keeper or other

PDI, Inc.
EXECUTIVE DEFERRED COMPENSATION PLAN
PLAN DOCUMENT

2.12.	party, who may be responsible to invest, manage and provide accounting for any deferred assets pursuant to this Plan.

2.12. Plan Trustee.  The “Plan Trustee” shall be an institution selected by the Plan Administrators to invest, manage and maintain assets of the Trust and to maintain accounts on behalf of the Participants.  The Plan Trustee shall be responsible to maintain the Deferred Account, make proper allocations and distributions as directed by the Plan Administrators, and take such other actions as are appropriate under the terms of the Plan.

2.13. Plan Year. "Plan Year" means a twelve month period commencing January 1 and ending the following December 31.

2.14. Separation from Service.
A Participant who is an employee of the Company has a “Separation from Service” when he or she dies, retires, or otherwise has a termination of employment within the meaning of Section 409A of the Code.  A Participant who is an independent contractor of the Company has a “Separation from Service” upon the good-faith and complete termination of his or her contractual relationship with the Company within the meaning of Section 409A of the Code.

2.15	Trust. The grantor trust (sometimes referred to as a “rabbi” trust) which has or may be established by PDI, Inc. with respect to the Plan.

2.16. Unforeseeable Emergency.  An “Unforeseeable Emergency” is a severe financial hardship of the Participant resulting from an illness or accident of the Participant or the Participant’s spouse, Beneficiary or dependent (within the meaning of Section 152 of the Code, without regard to Section 152(b)(1), (b)(2) and (d)(1)(B)), loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance) or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant determined in accordance with Section 409A of the Code.

3.0           ADMINISTRATION

3.1
Binding Effect of Decisions.  The decisions and/or actions of the Plan Administrators with respect to any questions arising out of or in connection with the administration, interpretation, and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive, and binding upon all persons having any interest in the Plan.  No decision or action taken by the Plan Administrators will constitute precedent which would preclude the Plan Administrators from taking different actions, based on their evaluation of the situation.  Notwithstanding any other provision of the Plan to the contrary, benefits under the Plan will be paid only if the Plan Administrators, in their discretion, determine that the applicant is entitled to them pursuant to the terms of the Plan.

3.2
Claims Procedure.  Generally, a Participant does not need to make a claim for benefits under the Plan.  However, a Participant or his or her authorized representative may file a written claim with the Plan Administrators for any benefits to which the Participant believes he or she is entitled and has not received.  Within 90 days after the receipt of a claim, the Plan Administrators will provide the claimant with written notice of its decision on the claim.

PDI, Inc.
EXECUTIVE DEFERRED COMPENSATION PLAN
PLAN DOCUMENT

Appeals.  In the event that a Participant or other interested party wishes to submit a written appeal, he or she, or his or her Beneficiary if the Participant is deceased, may do so in writing, within sixty (60) days of the disputed action.  The appeal will be reviewed by the Plan Administrators, and the decision of the Plan Administrators shall be final, conclusive, and binding on the Participant and all persons claiming by, through, or under the Participant.

3.3
Indemnification of Plan Administrators.  PDI, Inc. will hold harmless and indemnify the Plan Administrators (including former Plan Administrators) for any and all liabilities, losses, costs and expenses (including reasonable legal fees and expenses) of whatsoever kind and nature that may be imposed on, incurred by or asserted against the Plan Administrators by reason of the performance of a Plan Administrator function if the Plan Administrator did not act dishonestly, in bad faith or in willful violation of the law or regulation under which such liability, loss, cost or expense arises.

4.0           PARTICIPATION

4.1
Participation.  Participation in the Plan shall be limited to members of the Board of Directors and executive management and officers and other highly compensated employees of the Company as selected by the Plan Administrators, who have completed 30 days of service as a member of the Board of Directors or an employee of the Company, as the case may be, and who have elected to participate in the Plan by filing a Deferral Election with the Plan Administrators or who is otherwise allocated supplemental contributions pursuant to Section 5.3 of the Plan.

5.0	DEFERRAL

5.1
Deferral Amount.  By filing a Deferral Election for a Plan Year, a Participant may elect for such Plan Year to defer all or a portion of his or her cash compensation from the Company for such Plan Year consisting of salary and/or other cash incentive compensation.  By filing a Deferral Election for a Plan Year, a Participant who is a director may elect for such Plan Year to defer all or a portion of his or her cash compensation from PDI, Inc. for such Plan Year consisting of annual retainer and/or other cash fees.  The amount that may be deferred pursuant to a Deferral Election may be specified in one percent (1%) increments, whole one thousand dollar amounts, or an amount over a specified dollar amount.

5.2
Elective Deferred Cash Compensation.  Except as otherwise provided in this Plan, a Deferral Election to defer compensation for services to be performed by a Participant during a Plan Year must occur before the close of the preceding Plan Year and shall become irrevocable as of the last day of the Plan Year preceding the Plan Year to which it relates.

5.2.1
Notwithstanding Section 5.2 above, in the first Plan Year in which a Participant becomes eligible to participate in the Plan, the Participant may file an initial Deferral Election within 30 days after the date of eligibility with respect to compensation paid by the Company for services to be performed during the remainder of the Plan Year after the date of such election.  Any such election shall become irrevocable when made.

PDI, Inc.
EXECUTIVE DEFERRED COMPENSATION PLAN
PLAN DOCUMENT

Notwithstanding Section 5.2 above, a Participant may file an initial Deferral Election with respect to cash compensation that is otherwise permitted to be deferred under the Plan and that constitutes “performance-based compensation” within the meaning of Section 409A of the Code ) (i.e., generally compensation that is contingent upon the satisfaction of preestablished organizational or individual performance criteria relating to a performance period of at least twelve (12) consecutive months) no later than six (6) months before the end of the applicable performance period.  An initial Deferral Election will not be permitted under this subsection 5.2.2. after such compensation has become readily ascertainable (determined in accordance with Section 409A of the Code) and a Participant may make an election pursuant to this subsection 5.2.2 only if he or she has performed services continuously from the later of the beginning of the performance period or the date the performance criteria are established through the date the Deferral Election is filed.  Any election made under this subsection 5.2.2 shall become irrevocable as of the date that is six (6) months before the end of the performance period.

5.2.2
A Deferral Election for a Plan Year becomes irrevocable and cannot be changed or reversed by a Participant, including to increase or decrease the amount of compensation to be deferred pursuant to the election on the date specified herein.

5.2.3
A Deferral Election must be in writing and specify:  (i) the amount of cash compensation to be deferred; (ii) the type of eligible compensation to be deferred (e.g., base salary, incentive compensation, Director’s retainer and/or other fees); (iii) the time of payment of the deferred amount (i.e., the length of the deferral period) as described in Section 7; and (iv) the form of payment of the deferred amount (e.g., lump sum payment or annual installment payments over a period of five (5) or ten (10) years)) as described in Section 7.  The amount of cash compensation a Participant elects to defer will be evidenced by an executed Deferral Election with respect to each Plan Year of participation; provided, however, that except as otherwise provided in Section 5.4, a Participant’s initial Deferral Election regarding the time and form of payment of his or her Deferred Account shall be an irrevocable one-time election and shall apply to all amounts credited to his Deferred Account.

5.3
Supplemental Company Contributions.  At the sole discretion of the Compensation Committee, the Company may make supplemental contributions to a Participant’s Deferred Account in the form of cash; such contributions shall be made on a discretionary basis and shall be based on the Company’s profitability or otherwise.  The Compensation Committee’s determination to credit a supplemental contribution to a Participant’s Deferred Account in any Plan Year does not entitle a Participant to be granted a supplemental contribution in any future years.  The Compensation Committee’s determination under the Plan may, but need not, be uniform and may be made on a Participant-by-Participant basis (whether or not two or more Participants are similarly situated).

5.4
Election Changes.  Prior to a Participant’s 54th birthday, he or she may submit a written request to the Plan Administrators to make a one-time election to change the form of payment of amounts in his or her Deferred Account to either a lump sum payment or annual installment payments over a five (5) year or ten (10) year payout schedule.  An election under this Section shall be treated for purposes of Section 7 as a Deferral Election and will be irrevocable when made.  Any election under this Section 5.4 shall delay payment of deferred amounts as described below but, except as otherwise

PDI, Inc.
EXECUTIVE DEFERRED COMPENSATION PLAN
PLAN DOCUMENT

5.5	permitted under Section 409A of the Code, the time or schedule of any payment under the Plan may not be accelerated.

5.5.1	A one-time election under this Section shall not take effect until at least twelve (12) months after the date on which the election is made.

5.5.2
The first payment with respect to which a one-time election under this Section is made shall be deferred for a period of five (5) years from the date such payment would otherwise have been made, except in the case of payments made on account of a Participant's death or Unforeseeable Emergency.

5.5.3
Any one-time election under this Section that pertains to a payment of amounts in a Participant's Deferred Account to be made at a specified time or pursuant to a fixed schedule specified in the Participant's initial Deferral Election may not be made less than twelve (12) months prior to the date of the first such scheduled payment.

6.0           DEFERRED ACCOUNT

6.1
Deferred Account.  A Deferred Account will be established for each Participant under the terms of the Plan that tracks deferrals, any supplemental contributions credited thereto in accordance with the terms of the Plan and any gains/losses that may be credited thereon.  All amounts credited to a Participant’s Deferred Account will be held under the Trust.  While it is intended that amounts held in such Trust shall only be available to pay intended benefits under the Plan, all funds within a Participant’s Deferred Account remain subject to the claims of the creditors of the Company regardless of vesting, in the event of its bankruptcy or insolvency.

6.2
Investment Options.  The Plan Administrators will establish broad based investment options in which deferrals and supplemental contributions may be invested, and may modify the type and number of investment options available under the Plan.  A Participant may request, in writing, his or her elections of the designated investment options established by the Plan Administrators with respect to the crediting of amounts credited to his or her Deferred Account, subject to the approval of the Plan Administrators.

6.3
Rabbi Trust.  The Company will have any amounts that are credited to a Participant’s Deferred Account deposited and maintained in the Trust, containing the Deferred Accounts of all Participants.  The Plan Trustee shall invest such funds in the manner directed by the Plan Administrators.  The funds in such trust remain subject to the claims of creditors of the Company in the event of the Company’s bankruptcy or insolvency.

6.4
Vesting of Deferred Account.  A Participant shall be immediately 100% vested in the portion of his Deferred Account attributable to his or her deferrals of cash compensation deferred under the Plan.  The Participant will become vested ratably in any supplemental contributions over a five (5) year period (i.e., 20% at the end of each of the 5 years immediately following the Plan Year for which the supplemental contribution is made), or as specified by a written contract between PDI, Inc. and the Participant.  Notwithstanding the foregoing, upon the occurrence of a Change in Control Event with respect to a Participant, all unvested amounts credited to the Participant’s Deferred Account shall be fully vested.

PDI, Inc.
EXECUTIVE DEFERRED COMPENSATION PLAN
PLAN DOCUMENT

Statement of Accounts.  The Plan Trustee, as directed by the Plan Administrator, shall submit to each Participant, on at least a quarterly basis, a statement, in such form as the Plan Administrators deems desirable.  Such statement shall include the balance of the Deferred Account as of the most recent Valuation Date, transactions that occurred during the period, and the status of investments.

6.6.
Adjustment of Deferred Accounts.  Each Deferred Account shall be adjusted in accordance with this Section 6.6 in a uniform, non-discriminatory manner, as of each business day on which the New York Stock Exchange is open (each an “Valuation Date”).  As of each Valuation Date, the balance of each Deferred Account shall be adjusted as follows:

(a)	first, charge to the Deferred Account balance the amount of any distributions under the Plan with respect to that Deferred Account that have not previously been charged;

(b)
then, credit to the Deferred Account balance the amount of deferrals to be credited in accordance with the Plan and the amount of other contributions to be credited in accordance with the Plan that have not previously been credited; and

(c)	then, adjust the Deferred Account balance for the applicable assumed rate of earnings in accordance with this Section 6.

6.7.
Adjustment of Deferred Accounts for Earnings.  The amounts credited to a Participant’s Deferred Account in accordance with this Section 6  shall be adjusted as of each Valuation Date to reflect the value of an investment equal to the Participant’s Deferred Account balance in one or more assumed investments that the Plan Administrators offer from time to time, and which the Participant directs the Plan Administrators to use for purposes of adjusting his Deferred Account.  Such amount shall be determined without regard to taxes that would be payable with respect to any such assumed investment, but will be adjusted for any investment management or similar fee that is customarily paid with respect to the assumed investment.  The Plan Administrators may eliminate any assumed investment alternative at any time; provided, however, that the Plan Administrators may not retroactively eliminate any assumed investment alternative.  To the extent permitted by the Plan Administrators, the Participant may elect to have different portions of his Deferred Account balance for any period adjusted on the basis of different assumed investments.  Notwithstanding the election by Participants of certain assumed investments and the adjustment of their Deferred Accounts based on such investment decisions, the Plan does not require, and no trust or other instrument that may be maintained in connection with the Plan shall require, that any assets or amounts which are set aside in trust or otherwise for the purpose of paying Plan benefits shall actually be invested in the investment alternatives selected by Participants.

7.0           BENEFITS

7.1
Payment of Benefits.  The balance in a Participant's Deferred Account will be paid to the Participant at the later of his or her attaining the age of 55 or his or her Separation from Service or at such other time as elected by the Participant pursuant to Section 7.2, in the form of a lump sum payment or in annual installment payments over a period of five (5) or ten (10) years, as elected by the Participant pursuant to the terms of the Plan.

PDI, Inc.
EXECUTIVE DEFERRED COMPENSATION PLAN
PLAN DOCUMENT

7.2	Installment payments under the Plan shall be treated as a single payment for purposes of Section 409A.

7.3
Early Distribution.  At the time the Participant files his initial Deferral Election, a Participant may elect to receive payment of all or a portion of the balance in his Deferred Account in a lump sum at a specified date or upon Separation of Service prior to the regular distribution of the Deferred Account provided for in Section 7.1.

7.4
Distributions to Certain Specified Employees Upon Separation from Service.  In the case of a Participant who is a “specified employee” within the meaning of Section 409A of the Code, no distribution on account of such Participant’s Separation from Service shall be made from his or her Deferred Account prior to the date that is six (6) months after the date of such separation from service.  Any payments to which a Participant who is a specified employee would otherwise be entitled during the six-month period immediately following the date of his or her Separation from Service shall be accumulated and paid in the seventh month after separation from service.

7.5
Payment of Small Accounts.  In the event that, upon a Participant’s Separation from Service, the balance in the Participant's Deferred Account (taking into account all amounts deferred under deferred compensation arrangements that are required to be aggregated with the Plan under Section 409A of the Code) determined as of the valuation date immediately preceding the Participant’s Separation from Service, does not exceed the applicable dollar limit under Section 402(g)(1)(B) of the Code, the Plan Administrators may instruct the Plan Trustee to make one lump sum payment at the time the Participant has a Separation from Service, regardless of the time and form of distribution previously elected by the Participant.

7.6
Disability.  In the event that a Participant becomes Disabled, leading to his or her Separation from Service prior to attaining age 55, the Participant shall have payment of the balance in his or her Deferred Account, determined as of the valuation date immediately preceding his or her Separation from Service, made in a lump sum.

7.7
Death.  In the event of a Participant’s death before the entire balance of the Participant’s Deferred Account has been paid, the Participant’s Beneficiary or Beneficiaries shall receive the remaining balance of the Participant’s Deferred Account, in a lump sum payment.

7.8
Form of Payment.  Upon the happening of the date or event described in Sections 7.1, 7.5, or 7.6, the Plan Administrator shall direct the Plan Trustee to pay to the Participant or his or her Beneficiary the balance of the Participant's Deferred Account in a lump sum or in either five (5) or ten (10) annual installments, as initially elected by the Participant or as subsequently elected pursuant to Section 5.4.  If payment of any portion of the Participant’s Deferred Account balance is to be made in the form of installment payments, the amount of each installment payment shall be equal to the portion of the Participant’s Deferred Account balance that is to be paid in the form of installments, determined as of the valuation date immediately prior to the payment of the installment, divided by the number of installments remaining to be made, including the then current installment.

7.9
Lump-Sum Payment upon Change in Control Event.  Upon the occurrence of a Change in Control Event with respect to a Participant, the Plan Administrators shall direct the Plan Trustee to make a lump sum payment to each Participant of the balance

PDI, Inc.
EXECUTIVE DEFERRED COMPENSATION PLAN
PLAN DOCUMENT

7.10	credited to his or her Deferred Account determined as of the valuation date immediately preceding the Change in Control Event.

7.11
Withdrawals for Unforeseeable Emergency.  A Participant may make a written request for a withdrawal from his or her Deferred Account in the event that the Participant suffers an Unforeseeable Emergency.  In the case of any such request, the Plan Administrators shall determine, based upon the relevant facts and circumstances, whether a Participant has demonstrated an Unforeseeable Emergency permitting distribution of amounts deferred under the Plan.  In the event that the Plan Administrators determine that an Unforeseeable Emergency exists, they may pay to the Participant from his or her Deferred Account only the amount reasonably necessary to satisfy the emergency need, which may include amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.  In any case, a distribution on account of an Unforeseeable Emergency may not be made to the extent such Unforeseeable Emergency is or may be relieved through reimbursement or compensation from insurance or otherwise or by liquidation of the Participant’s assets (to the extent such liquidation would not cause severe financial hardship).

7.12
Withholding of Taxes.  To the extent required by the law in effect at the time payments are made from a Participant’s Deferred Account, there shall be withheld from any such payments any taxes required to be withheld under applicable federal, state or local law.

7.13
Commencement of Payments.  Any payment required under the Plan shall be made or commence, as soon as administratively practicable following the applicable payment date determined in accordance with the terms of this Section 7.  Any lump sum payment shall be made as soon as practicable, but in no event more than 30 days, after the applicable payment date.  The initial installment payment shall be made as soon as practicable, but in no event more than 30 days, after the date on which payments are to begin and any subsequent installment payment will be made on the anniversary of the initial payment date (or within 30 days thereafter).

8.0           BENEFICIARY DESIGNATION

8.1
Beneficiary Designation.  Each Participant shall have the right, at any time, to designate a Beneficiary or Beneficiaries (both principal as well as contingent) to whom payment under this Plan shall be paid in the event of his or her death prior to complete distribution to the Participant of the proceeds due him or her under the Plan.

8.2
Amendments.  A Beneficiary Designation may be changed by a Participant by the written filing of such change, on a form prescribed by the Company.  The filing with, and acceptance of a new Beneficiary Designation Form by the Plan Administrators will supersede all Beneficiary Designations previously filed.

8.3
No Beneficiary Designation.  If a Participant fails to designate a Beneficiary as provided for in Section 8.1 or 8.2, or if all designated Beneficiaries predecease the Participant, then any amounts to be paid to the Participant's Beneficiary shall be paid to the Participant's estate.

PDI, Inc.
EXECUTIVE DEFERRED COMPENSATION PLAN
PLAN DOCUMENT

Effect of Payment.  The payment to the designated Beneficiary on file with the Plan Administrators (or the Participant's estate, if none) shall completely discharge the Company's obligations under this Plan with respect to the Participant.

9.0           AMENDMENT AND TERMINATION OF PLAN

9.1
Amendment.  The Compensation Committee may at any time amend the Plan in whole or part, provided, however, that no amendment shall be effected which decreases or restricts the balance contained in any Deferred Account at the time of such amendment.

9.2
Company's Right to Terminate.  The Compensation Committee may at any time terminate the Plan for any reason; provided, however, that acceleration of the time and form of payment of benefits under the Plan shall be permitted on termination of the Plan only in accordance with Section 409A of the Code.

10.0           GENERAL

10.1
Effective Date of the Plan.  The Plan shall be effective as of December 1, 1999, the date of adoption of the Plan by the Board of Directors.  The Plan will continue in effect until such time as the Plan is modified or terminated by the Compensation Committee.

10.2
Unsecured General Creditor.  Participants and their Beneficiaries shall have no legal or equitable rights, interest, or claims in any property or assets of the Company, as a result of their status as Participants or Beneficiaries.  The Trust or assets of the Plan shall be and remain the general, unpledged, unrestricted assets of the Company.  The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future.

10.3
Non-assignability.  Neither a Participant nor any other person shall have the right to sell, assign, transfer, mortgage, or otherwise encumber, transfer, hypothecate, or convey in advance of actual amounts, if any, payable hereunder.  No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony, or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

10.4
Not a Contract of Employment or Continued Service.  The terms and conditions of this Plan shall not be deemed to constitute a contract of employment or continued service between the Company and any Participant (or his or her Beneficiary).  A Participant shall have no rights against the Company except as may otherwise be specifically provided herein.  Moreover, nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge him or her at any time.

10.5
Protective Provisions.  A Participant will cooperate with the Company by furnishing any and all information requested by the Company in order to facilitate the payment of benefits hereunder, and by taking such other action as may be requested by the Company.